<PAGE 1>

                                                                     Exhibit 2


                        CAMBRIDGE ELECTRIC LIGHT COMPANY

                         CONDENSED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

                             (ACTUAL AND PRO FORMA)

                             (Dollars in thousands)
                                   (Unaudited)

                                          Actual     Adjustments    Pro Forma

ELECTRIC OPERATING REVENUES              $131,327      $(30,327)    $101,000

OPERATING EXPENSES
  Electricity purchased for resale,
     transmission and fuel                 87,322       (23,420)      63,902
  Other operation and maintenance          26,348        (3,547)      22,801
  Depreciation                              4,335          (360)       3,975
  Taxes -
    Income                                  2,591          (706)       1,885
    Local property                          3,060          (452)       2,608
    Payroll and other                         885          (255)         630
                                          124,541       (28,740)      95,801

OPERATING INCOME                            6,786        (1,587)       5,199

OTHER INCOME                                1,774           199        1,973

INCOME BEFORE INTEREST CHARGES              8,560        (1,388)       7,172

INTEREST CHARGES
  Long-term debt                            1,560           867        2,427
  Other interest charges                    1,784        (1,527)         257
                                            3,344          (660)       2,684

NET INCOME                               $  5,216      $   (728)    $  4,488















                             See accompanying notes.
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                                                                     Exhibit 2
                                                                    (Continued)
                        CAMBRIDGE ELECTRIC LIGHT COMPANY

                         CONDENSED STATEMENTS OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                             (ACTUAL AND PRO FORMA)

                             (Dollars in thousands)
                                   (Unaudited)

                                          Actual     Adjustments    Pro Forma

ELECTRIC OPERATING REVENUES              $ 88,257      $ (9,828)    $ 78,429

OPERATING EXPENSES
  Electricity purchased for resale,
     transmission and fuel                 51,575        (2,949)      48,626
  Other operation and maintenance          18,436        (1,829)      16,607
  Depreciation                              5,782        (2,800)       2,982
  Taxes -
    Income                                  3,964        (1,187)       2,777
    Local property                          2,292          (334)       1,958
    Payroll and other                         571           (92)         479
                                           82,620        (9,191)      73,429

OPERATING INCOME                            5,637          (637)       5,000

OTHER INCOME                                2,572          (982)       1,590

INCOME BEFORE INTEREST CHARGES              8,209        (1,619)       6,590

INTEREST CHARGES
  Long-term debt                            1,082           690        1,772
  Other interest charges                    1,446        (1,240)         206
                                            2,528          (550)       1,978

NET INCOME                               $  5,681      $ (1,069)    $  4,612
















                             See accompanying notes.